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                                                           Exhibit (m)(1)(A)(ii)

DIRECTED SERVICES, INC.
1475 Dunwoody Drive, West Chester, PA 19380


May 1, 2006


ING Investors Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258


Re:  Reduction in Fee Payable under the ING Investors Trust Distribution Plan


Ladies and Gentlemen:

     Pursuant to our letter agreement dated December 31, 2004, we have waived a portion of the distribution fee payable to Directed Services, Inc. for the funds listed on AMENDED SCHEDULE A of the ING Investors Trust Distribution Plan (the "Distribution Plan"), in an amount equal to 0.10% per annum on the average daily net assets attributable to Service 2 Class Shares as if the distribution fee specified in the Distribution Plan were 0.15%. By this letter, we agree to continue to waive that fee for the period May 1, 2006 through May 1, 2007.

     Please indicate your agreement to this reduction in fee by executing below in the place indicated.

                                              Sincerely,


                                              /s/ Alyce Shaw
                                              --------------------
                                              Alyce Shaw
                                              Vice President


Agreed and Accepted:
ING Investors Trust


By:  /s/ Robert S. Naka
     ------------------------------
     Robert S. Naka
     Executive Vice President

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                               AMENDED SCHEDULE A

                               SCHEDULE OF SERIES

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

                                DISTRIBUTION PLAN

PORTFOLIOS                                                                               CLASS
----------
ING AllianceBernstein Mid Cap Growth Portfolio                                                 Service 2
ING Capital Guardian Small/Mid Cap Portfolio                                                   Service 2
ING Capital Guardian U.S. Equities Portfolio                                                   Service 2
ING Disciplined Small Cap Value Portfolio                                                      Service 2
ING Eagle Asset Capital Appreciation Portfolio                                                 Service 2
ING EquitiesPlus Portfolio                                                                     Service 2
ING Evergreen Health Sciences Portfolio                                                        Service 2
ING Evergreen Omega Portfolio                                                                  Service 2
ING FMR(SM) Diversified Mid Cap Portfolio                                                      Service 2
ING FMR(SM) Earnings Growth Portfolio                                                          Service 2
ING FMR(SM) Small Cap Equity Portfolio                                                         Service 2
ING Franklin Income Portfolio                                                                  Service 2
ING Global Real Estate Portfolio                                                               Service 2
ING Global Resources Portfolio                                                                 Service 2
ING Goldman Sachs Tollkeeper(SM) Portfolio                                                     Service 2
ING International Portfolio                                                                    Service 2
ING Janus Contrarian Portfolio                                                                 Service 2
ING JPMorgan Emerging Markets Equity Portfolio                                                 Service 2
ING JPMorgan Small Cap Equity Portfolio                                                        Service 2
ING JPMorgan Value Opportunities Portfolio                                                     Service 2
ING Julius Baer Foreign Portfolio                                                              Service 2
ING Legg Mason Partners All Cap Portfolio                                                      Service 2
ING Legg Mason Value Portfolio                                                                 Service 2
ING LifeStyle Aggressive Growth Portfolio                                                      Service 2
ING LifeStyle Growth Portfolio                                                                 Service 2
ING LifeStyle Moderate Growth Portfolio                                                        Service 2
ING LifeStyle Moderate Portfolio                                                               Service 2
ING Limited Maturity Bond Portfolio                                                            Service 2
ING Liquid Assets Portfolio                                                                    Service 2
ING Lord Abbett Affiliated Portfolio                                                           Service 2
ING MarketPro Portfolio                                                                        Service 2
ING MarketStyle Growth Portfolio                                                               Service 2
ING MarketStyle Moderate Growth Portfolio                                                      Service 2
ING MarketStyle Moderate Portfolio                                                             Service 2

PORTFOLIOS                                                                               CLASS
----------
ING Marsico Growth Portfolio                                                                   Service 2
ING Marsico International Opportunities Portfolio                                              Service 2
ING Mercury Large Cap Growth Portfolio                                                         Service 2
ING Mercury Large Cap Value Portfolio                                                          Service 2
ING MFS Mid Cap Growth Portfolio                                                               Service 2
ING MFS Total Return Portfolio                                                                 Service 2
ING MFS Utilities Portfolio                                                                    Service 2
ING Oppenheimer Main Street Portfolio(R)                                                       Service 2
ING PIMCO Core Bond Portfolio                                                                  Service 2
ING PIMCO High Yield Portfolio                                                                 Service 2
ING PIONEER FUND PORTFOLIO                                                                     Service 2
ING Pioneer Mid Cap Value Portfolio                                                            Service 2
ING T. Rowe Price Capital Appreciation Portfolio                                               Service 2
ING T. Rowe Price Equity Income Portfolio                                                      Service 2
ING Templeton Global Growth Portfolio                                                          Service 2
ING UBS U.S. Allocation Portfolio                                                              Service 2
ING Van Kampen Equity Growth Portfolio                                                         Service 2
ING Van Kampen Global Franchise Portfolio                                                      Service 2
ING Van Kampen Growth and Income Portfolio                                                     Service 2
ING Van Kampen Real Estate Portfolio                                                           Service 2
ING VP Index Plus International Equity Portfolio                                               Service 2
ING Wells Fargo Mid Cap Disciplined Portfolio                                                  Service 2
ING Wells Fargo Small Cap Disciplined Portfolio                                                Service 2

  Effective Date:  April 28, 2006